Exhibit 23.3

11th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong			Partners
香港中環皇后大道中15號置地廣場告羅士打大廈十一樓			Yung Ching Tat ❖●
容正達
Telephone 電話	:	+ 852 2523 9161	Kenneth K.S. Yung
Fax No. 傳真	:	+ 852 2845 9266	容啟善
Website 網址	:	www.hastings-hk.com	Law Chi Yuen ●
E-mail 郵址	:	hastings@hastings-hk.com	羅志遠
DX Number 會員編號	:	DX - 009081 Central 1 Legal	Janine Y.S. Mok
莫漪淳

Our ref: KL/N-9/2025 (32928.116010)KL/TSE

Date: 28 July 2025

PRIVATE AND CONFIDENTIAL

Neo-Concept International Group Holdings Limited

10/F, Seaview Centre,

No. 139-141 Hoi Bun Road

Kwun Tong

Kowloon

Hong Kong

Attention: Board of Directors

Dear Sirs,

Re: Neo-Concept International Group Holdings Limited (the Company”) Secondary Placement on NASDAQ – Consent of Law Firm

We have acted as the Hong Kong legal advisers to the Company in relation to the Registration Statement on Form F-1 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933 (“Securities Act”) on or about 28 July 2025 in connection with the offer and sale of up to an aggregate of 10,000,000 class A ordinary shares of the Company to be issued by the Company.

We hereby consent to the use of our name under the caption “Enforcement of Civil Liabilities”, “Regulatory Approval of the PRC” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Hastings & Co.

Hastings & Co.

In association: SFKS CK Kwong, Solicitors ● China Commercial Law Firm, Guangdong ● China Commercial Hastings (Futian) Associate Law Firm

Kevin W.M. Chan

陳偉文

Antony Wong

黃東尼

Wanda W.H. Suen

孫詠衡

Simon C.Y. Siu ❖●

蕭澤宇

Jennifer H.K. Fan

范可琪

Lui Ka Wan

呂嘉運

Lai King

黎競

Kwan Lai Ha

關麗霞

Hung Yuk Kwan

洪玉暉

Consultants

Tony K.T. Wong ●

王啟東

Kong Yuen Hoong

江潤紅

Tommy K.M. Wong

黃奇文

Hwang Sok Inn

方雪茵

Lee Kui Lam ❖●

李鉅林

Ma Ching Nam ❖●

馬清楠

Laurie H.L. Lam

林開利

Stella W.P. Lam

林慧萍

Alfred K.C. Lam ❖

林國昌

Brian M.C. Keung

姜文清

Bunny S.B. Pang

彭劭彬

Kwong Chi Keung ●

鄺志強

Wong Kee Hiung

黃繼勇

Lam Lai Ka

林麗嘉

David K.C. Cheung

張健俊

Senior Associates

Samuel K.K. Leung

梁建基

Rufina S.Y. Ng

伍舜瑜

Siu Hiu Lui

邵曉蕾

Cecilia K.S. Tse

謝琴心

Wystan W.S. Wu

胡偉信

Eva X. T. Yin

印嫻婷

Zhang Tingru

張婷茹

Associates

Au Ching Har

區靜霞

Marcus S.K. Chow

鄒瑞基

Chung Chi Kit

鍾智傑

Lee Tsz Ching

李子晴

Leung Wing Chi

梁詠姿

Leung Yuen Kiu

梁婉橋

Ma Sze Ting

馬詩婷

Ariel N.Y. Tam

譚雅尤

Tong Yihan

童伊涵

Kareena K.W. Yung

翁嘉蔚

Registered Foreign Lawyer

Lisa L. Wai

韋麗

● 國際公証人

    Notary Public

❖ 中國委托公証人

    China-Appointed Attesting Officer